UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2013

 EMTEC, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-32789	87-0273300
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Diamond Road

Springfield, New Jersey 07081

(Address of principal executive offices)

(973) 376-4242

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stock Appreciation Right Award

On February 4, 2013, the Company granted Dinesh R. Desai, its Chief Executive Officer, a stock appreciation right award under the Company’s 2006 Amended and Restated Stock-Based Incentive Compensation Plan (the “Plan”) covering 1,315,084 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), with a per share base price of $1.75 (the “Award”). The purpose of the Company’s stock appreciation right program, pursuant to which the Award was granted, is to motivate the Company’s management team to substantially increase the value of the Company in a manner that will allow all stockholders to realize such increase in value. Mr. Desai’s Award will have no value unless our Common Stock value exceeds $1.75 per share in a liquidity event, which is substantially higher than the trading price of our Common Stock as of the grant date.

Subject to Mr. Desai’s continued employment with the Company from the grant date through the applicable vesting date, 10% of the Award will become vested on each of August 31, 2013, August 31, 2014, August 31, 2015, August 31, 2016 and August 31, 2017. The remaining 50% of the Award, as well as any other portion of the Award that is then unvested, will become vested upon the occurrence of a liquidity event if one of the two following conditions is satisfied: (i) Mr. Desai is employed by the Company on the date of such liquidity event; or (ii) a change in control contemplated at the time of termination of employment without cause or for good reason occurs within a limited period of time following such termination. Notwithstanding the foregoing, in the event that the per share equity value upon the occurrence of a liquidity event is not greater than $1.75, then no portion of the Award shall become vested in connection with such liquidity event and the entire Award (whether or not vested) will be immediately forfeited. In the event that a liquidity event does not occur on or before August 31, 2017, then the entire Award, whether or not vested, will be immediately forfeited. To the extent vested, the Award will become exercisable immediately prior to the occurrence of a liquidity event.

In the event of Mr. Desai’s termination of employment for cause, the entire Award, whether or not vested, will be immediately forfeited. In the event of Mr. Desai’s termination of employment for any reason other than for cause, the unvested portion of the Award will generally be immediately forfeited and the vested portion of the Award will remain outstanding and, to the extent not then exercisable, will be eligible to become exercisable upon the occurrence of a liquidity event.

The terms “cause,” “good reason” and “liquidity event” have the meanings set forth in the Award, which is attached hereto as Exhibit 10.1.

The above is a brief summary of the Award and does not purport to be complete.  A copy of the Award is filed as Exhibit 10.1 to this Current Report on Form 8-K. The content of such Exhibit is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description
10.1	Stock Appreciation Right Award Agreement between the Company and Dinesh R. Desai, dated as of February 4, 2013

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2013

EMTEC, INC.

By:	/s/ Gregory P. Chandler
Name: Gregory P. Chandler Title: Chief Financial Officer

3

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Appreciation Right Award Agreement between the Company and Dinesh R. Desai, dated as of February 4, 2013

4